Exhibit 32.1
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Transcept Pharmaceuticals, Inc. (the “Company”) hereby certify, to such officers' knowledge, that:
(i) the accompanying Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2013

/s/ Glenn A. Oclassen
Glenn A. Oclassen President and Chief Executive Officer (Principal Executive Officer)

/s/ Leone D. Patterson
Leone D. Patterson Vice President, Finance and Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.
This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.